UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2016

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On May 20, 2016, an attorney for Sumner M. Redstone, Chairman Emeritus of Viacom Inc. (“Viacom” or the “Company”), sent a notice to Philippe P. Dauman, Viacom’s Executive Chairman, President and Chief Executive Officer, and George S. Abrams, a member of the Viacom Board, advising them of Mr. Redstone’s authorization to inform them of their removal as Trustees of the Sumner M. Redstone National Amusements Trust (the “Trust”), as directors of National Amusements, Inc. (“NAI”) and as managers of certain subsidiaries of NAI (the “Purported Removal Action”).

On May 23, 2016, Messrs. Dauman and Abrams filed a lawsuit in Probate and Family Court in Norfolk County, Massachusetts, naming the remaining Trustees of the Trust, including Mr. Redstone, as defendants, seeking to invalidate the Purported Removal Action. The Court has scheduled a hearing on June 7, 2016. Also on May 23rd, attorneys for Mr. Redstone petitioned the Los Angeles County Superior Court, seeking the court’s confirmation of the validity of the Purported Removal Action.

On May 30, 2016, Frederic V. Salerno, Viacom’s Lead Independent Director, publicly issued a statement on behalf of the independent members of the Viacom Board. A copy of the statement is filed herewith as Exhibit 99.

NAI and its subsidiaries own approximately 79.8% of Viacom’s voting Class A Common Stock and approximately 10.1% of Viacom’s outstanding Class A Common Stock and Class B Common Stock combined. 80% of the voting interest of NAI is owned by Mr. Redstone through the Trust and the remaining 20% is owned by Mr. Redstone’s daughter, Shari Redstone, who is Vice Chair of the Viacom Board, President of NAI and a Trustee of the Trust.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this Report on Form 8-K:

	Exhibit No.	Description of Exhibit

	99	Public statement of Frederic V. Salerno, Viacom’s Lead Independent Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: May 31, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

99	Public statement of Frederic V. Salerno, Viacom’s Lead Independent Director.